Exhibit 99.1

Faraday Future and Faraday X Announce That the First FX Super One
Pre-Production Vehicle Has Successfully Rolled Off the Line at its FF AI-Factory in California

●	This FX Super One roll off represents the FF Global Auto Industry Bridge Strategy has reached its initial Bridge Closure in the U.S. In the Middle East, deliveries began in late November, and on December 22, FX will deliver a FX Super One to RAK Innovation city.

●	The Company’s Global Automotive Industry Bridge Strategy is upgrading to the Global Embodied AI (EAI) Industry Bridge Strategy.

●	During the CES event in Las Vegas on January 7, FF and FX will host an FF Stockholders’ Day, where there will be a Bridge Strategy update and private preview event for its products.

Los Angeles, CA (Dec. 21, 2025) – Faraday Future Intelligent Electric Inc. (NASDAQ: FFAI) (“Faraday Future”, “FF” or the “Company”), a California-based global shared intelligent electric mobility ecosystem company, today announced that it has rolled off the first FX Super One MPV pre-production vehicle at the Company’s Hanford, CA factory, named “FF AI-Factory California.” This pre-production vehicle milestone was celebrated at the factory with the FF and FX leadership teams along with its Los Angeles HQ employees. During the CES event in Las Vegas on January 7, the Company will host a Bridge Strategy upgrade and preview event for its products.

Full video of the event: https://g.ff.com/SuperOneOffTheLine

During the January 7 event, alongside the Bridge Strategy upgrade and preview, the Company will also host an FF Stockholders Day, where FF will discuss the mass production, sales, delivery, service, and ramp-up roadmap for the Super One — as well as the execution plan for the business plan announced before.

During CES, FF will host a series of Super One co-creation and experience events, officially kicking off its nationwide co-creation sales campaign for 2026. In the first quarter, FF plans to unveil the product strategy for FX’s second planned model, FX 4, further advancing its vision of building “An AIEV for Everyone.”

The FX Super One MPV became the second model to be rolled off the FF AI-Factory following the FF 91, which began production there in 2023, and marks the first mass-market high-volume model. This line-off carries six major values and strategic significances:

First, it comprehensively validates the Company’s capabilities in localized product development, assembly processes, and testing and validation. It lays a solid foundation for upcoming homologation, user experience testing, and deliveries.

Second, FX will now enter the phase of real user experience, co-creation, and sales validation. The confidence of the FX Par partners across the U.S. has been further strengthened, and this also represents the first concrete response to all users who have placed their pre-orders.

Third, the Global Auto Industry Bridge Strategy has achieved a closed loop, establishing a replicable and scalable rapid mass-production system for future FX models.

Fourth, as the disruptor of the Cadillac Escalade in the EAI era, the FX Super One will fundamentally change the long-standing lack of product diversity in high-end business and family mobility in the U.S. market — where consumers have had little choice beyond the Escalade — and will drive a meaningful consumption upgrade.

Fifth, it fills a structural gap and blue-ocean opportunity in the U.S. market, and supports manufacturing reshoring of the country.

Sixth, it lays a solid foundation for on-chain ownership confirmation of EAI EV assets and the launch of EAI + RWA products, accelerating the convergence of EAI with Crypto, and Web2 with Web3.

“As a “new species” that pioneered the era of Automotive Embodied AI, the successful roll-off of the first FX Super One marks a critical initial step before mass production and delivery, and the achievement of our top KPI for year 2025. For FF, FX, and even the broader US automotive industry, this is a moment worth remembering. Congratulations to everyone who has played a part in this achievement,” said YT Jia, Founder & Global Co-CEO of FF. “Today’s rollout gives us a strong start heading into the new year. Looking ahead to 2026, we have defined clear goals and execution plans, and we are fully committed living up to the statement ‘promises made, promises kept.’ Please stay tuned for more news from us coming out of CES in January.”

The FX Super One is a premium mass market MPV. It offers a spacious, meticulously crafted interior with high-end materials and advanced technology. The FX Super One prioritizes passenger comfort with a host of features including multiple rows, spacious seating, ambient lighting, and premium entertainment systems, to name a few. The Super One is planned to be available with AWD and two powertrain options: battery electric and, at a later date, an AI hybrid extended range (AIHER) configuration.

Quality is at the core of everything the Company does, and along with the first pre-production Super Ones coming off-the-line, the Company will implement strict production processes and quality requirements. The Company will constantly produce new vehicles starting today and following industry best practices and continuously improve and optimize product quality to lay a solid foundation for increasing production capacity, improving efficiency, and enhancing quality in subsequent stages of production.

Faraday Future’s current 1.1 million-square-foot manufacturing and production facility in Hanford, California, named “FF AI-Factory California,” has approximately $300 million invested so far in the multi-use facility, and with additional investment and permitting, could become capable of producing more than 30,000 FX vehicles annually. The Company’s FF 91 2.0 flagship EV is currently built in this facility. The Hanford factory is preparing a flexible production line for future FX units. The facility could support mixed-line manufacturing or assembly for multiple models.

ABOUT FARADAY FUTURE

Faraday Future is a California-based global shared intelligent electric mobility ecosystem company. Founded in 2014, the Company’s mission is to disrupt the automotive industry by creating a user-centric, technology-first, and smart driving experience. Faraday Future’s flagship model, the FF 91, exemplifies its vision for luxury, innovation, and performance. The FX strategy aims to introduce mass production models equipped with state-of-the-art luxury technology similar to the FF 91, targeting a broader market with middle-to-low price range offerings. FF is committed to redefining mobility through AI innovation. Join us in shaping the future of intelligent transportation. For more information, please visit https://www.ff.com/

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “plan to,” “can,” “will,” “should,” “future,” “potential,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding the FX Super One and related production, delivery timing and production volumes, possible Super One powertrains, a possible FX 4 model, and the launch of EAI + RWA products, involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important factors, among others, that may affect actual results or outcomes include, among others: the Company’s ability to maintain its listing on Nasdaq; the availability of sufficient share capital to execute on its strategy, which the Company currently lacks; the agreement of stockholders to substantially increase the Company’s share capital, which could result in substantial additional dilution; the Board’s approval of various production and sales plans and proposals, which the Company may fail to obtain; the Company’s ability to homologate FX vehicles for sale; the Company’s ability to secure the necessary agreements from OEMs to be able to engineer FX vehicles for the U.S. market; the Company’s ability to secure agreements necessary to produce the FX 4, which it currently lacks; the Company’s ability to secure the necessary funding to execute on the FX strategy, which will be substantial; the Company’s ability to secure an occupancy certificate for its Hanford facility; the Company’s relative lack of experience in the Web 3 and crypto areas; the Company’s ability to increase production capacity at its Hanford facility, which would be costly; the Company’s ability to develop an AIHER powertrain; the Company’s ability to obtain any necessary approvals to equip the Super One with the Super EAI F.A.C.E. system; the Company’s ability to continue as a going concern and improve its liquidity and financial position; the Company’s ability to pay its outstanding obligations; the Company’s ability to remediate its material weaknesses in internal control over financial reporting and the risks related to the restatement of previously issued consolidated financial statements; the Company’s limited operating history and the significant barriers to growth it faces; the Company’s history of losses and expectation of continued losses; the success of the Company’s payroll expense reduction plan; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the Company’s ability to cover future warranty claims; the success of other competing manufacturers; the performance and security of the Company’s vehicles; current and potential litigation involving the Company; the Company’s ability to receive funds from, satisfy the conditions precedent of and close on the various financings described elsewhere by the Company; the result of future financing efforts, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s indebtedness; the Company’s ability to cover future warranty claims; the Company’s ability to use its “at-the-market” program; insurance coverage; general economic and market conditions impacting demand for the Company’s products; potential negative impacts of a reverse stock split; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; circumstances outside of the Company’s control, such as natural disasters, climate change, health epidemics and pandemics, terrorist attacks, and civil unrest; risks related to the Company’s operations in China; the success of the Company’s remedial measures taken in response to the Special Committee findings; the Company’s dependence on its suppliers and contract manufacturer; the Company’s ability to develop and protect its technologies; the Company’s ability to protect against cybersecurity risks; and the ability of the Company to attract and retain employees, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-K filed with the SEC on March 31, 2025, and other documents filed by the Company from time to time with the SEC.

CONTACTS:

Investor Relations (English): steven.park@ff.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com

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